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                                                                    EXHIBIT 5.01


                         [SHAW PITTMAN LLP LETTERHEAD]

                                 August 2, 2001




Capital Automotive REIT
1420 Spring Hill Road, Suite 525
McLean, Virginia  22102

        Re: CAPITAL AUTOMOTIVE REIT REGISTRATION STATEMENT ON FORM S-3 UNDERWRITTEN PUBLIC OFFERING OF UP TO 3,852,500 COMMON SHARES


Dear Ladies and Gentlemen:


        We have acted as counsel to Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a prospectus supplement to the prospectus contained in the registration statement on Form S-3, No. 333-73181 (collectively, the "Registration Statement"), which was declared effective on March 18, 1999. The prospectus supplement and prospectus are together herein referred to as the "Prospectus." The Prospectus relates to the public offering of up to 3,852,500 common shares of beneficial interest, par value $.01 per share (the "Shares"), of the Company, pursuant to the terms of an underwriting agreement dated as of August 2, 2001 by and among the Company and several underwriters named therein (the "Underwriting Agreement").


        For the purposes of this opinion, we have examined copies of the following documents:

        1.      The Prospectus

        2.      The Registration Statement;

        3.      The Underwriting Agreement;

        4. The Declaration of Trust of the Company (the "Declaration of Trust"), as amended, restated or supplemented, as certified by the Maryland State Department of Assessments and Taxation on July 24, 2001;

        5. The Bylaws of the Company (the "Bylaws"), as amended, restated or supplemented, as certified to us by the Vice President, General Counsel and Secretary of the Company as being in effect as of the date hereof;


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Capital Automotive REIT
August 2, 2001
Page 2


        6. The Resolutions of the Board of Trustees of the Company dated February 2, 1999 and May 10, 2001 and the Pricing Committee of the Board of Trustees of the Company dated August 2, 2001 (the "Resolutions");

        7. A certificate of an officer of the Company dated as of the date hereof; and

        8. Such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

        In our examination of the aforesaid documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified, telecopied, photostatic or reproduced copies.


        In connection with the opinions expressed below, we have assumed that, at and prior to the time of the sale and delivery of Shares pursuant to the Registration Statement, (i) the Resolutions have not have been amended, modified or rescinded, (ii) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened, and (iii) there has not occurred any change in law materially adversely affecting the power of the Company to offer and sell the Shares or the validity of the Shares. We have also assumed that the offering, sale and delivery of Shares will not at the time of such offering, sale and delivery violate or conflict with (1) the Declaration of Trust, as then amended, restated and supplemented, and Bylaws, as then amended, restated and supplemented, of the Company, (2) any provision of any license, indenture, instrument, mortgage, contract, document or agreement to which the Company is then a party or by which the Company is then bound, or (3) any law or regulation or any decree, judgment or order then applicable to the Company. We have further assumed that the number of Shares to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of capital shares authorized in the Declaration of Trust, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time.

        Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when sold, issued and delivered by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.


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Capital Automotive REIT
August 2, 2001
Page 3


        Certain members of our firm are members of the Bar of the State of Maryland (though we do not have an office or practice law in Maryland), and this opinion is limited to the laws of the United States and the General Corporation Law of Maryland. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Prospectus to the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to, any governmental agency or other person or entity, without our express prior written consent.


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters."


                                        Very truly yours,


                                        /s/ SHAW PITTMAN LLP

                                        SHAW PITTMAN LLP